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                                  VESTAR, INC.

                             1988 STOCK OPTION PLAN

       1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and Outside Directors of the Company, and to promote the success of the Company's business.

       Options granted hereunder may be either "incentive stock options," as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement.

       2. DEFINITIONS. As used herein, the following definitions , shall apply:

              (a)    "BOARD" shall mean the Board of Directors of the Company.

              (b) "CODE" shall mean the Internal Revenue Code of 1996, as amended.

              (c)    "COMMON STOCK" shall mean the Common Stock of the Company.

              (d)    "COMPANY" shall mean Vestar, Inc., a Delaware corporation.

              (e) "CONSULTANT" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services; provided, however, that the term Consultant shall not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

              (f) "CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT, OR DIRECTOR" shall mean the absence of any interruption or termination of service as an Employee, Consultant, or Director. Continuous Status as an Employee, Consultant, or Director shall not be considered interrelated in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

              (g)    "Director" shall mean a member of the Board.


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              (h)    "DISINTERESTED PERSON" shall have the meaning set forth in
Rule 16b---3(d)(3) as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

              (i) "EMPLOYEE" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

              (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

              (k) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

              (l) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

              (m) "OPTION" shall mean a stock option granted pursuant to the Plan.

              (n) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

              (o) "OPTIONEE" shall mean an Employee, Consultant, or Outside Director who receives an Option.

              (p) "OUTSIDE DIRECTOR" shall mean a Director who is not an Employee.

              (q) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

              (r)    "PLAN" shall mean this 1988 Stock Option Plan.

              (s) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

              (t) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

       3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares which


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may be granted pursuant to this Plan is 2,198,500 Shares of Common Stock. The
Shares may be authorized, but unissued, or reacquired Common Stock.

       If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Repurchased Shares shall not become available for future grant under the Plan.

       4.     ADMINISTRATION OF THE PLAN.

              (a) PROCEDURE. This Plan shall be administered by the Board or by a committee appointed by the Board which shall not have less than three Board members (in either case, the "Administrator"). No Option shall be granted to a Director of the Company except (i) by the Board when a majority of the members of the Board, and a majority of the Directors acting in the matter, are Disinterested Persons, or (ii) by the Administrator when the Administrator is composed of three or more persons having full authority to act in thc matter and each member of the Administrator is a Disinterested Person. No Option shall be granted to an officer of the Company except (i) by the Board, or (ii) the Administrator when the Administrator is composed solely of three or more Directors, or is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a Disinterested Person. The Administrator may delegate nondiscretionary administrative duties to such Employees of the Company as it deems proper. No member of the Administrator shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct.

              (b) Notwithstanding any Plan provision to the contrary, all grants of Options to Outside Directors shall be made strictly in accordance with the following provisions:

                     (i) No person shall have any discretion to select which Outside Directors shall be granted Options.

                     (ii) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares or such lesser number of Shares as the Administrator shall determine at the time of grant upon the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.


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                     (iii)  The terms of an Option granted hereunder shall be
as follows:

                            (A)    the term of the Option shall be five (5)
years;

                            (B)    the Option shall be exercisable only while
the Outside Director remains a Director of the Company, except as set forth in Section 8(d) hereof;

                            (C)    the exercise price per Share shall be 100%
of the fair market value per Share on the date of grant of the Option; and

                            (D)    the Option shall become exercisable in
installments cumulatively with respect to one-fourth (1/4th) of the Optioned Stock on the first day of the second, third, fourth and fifth fiscal years beginning after the date of grant of such Option; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan in accordance with Section 14 hereof.

              (c) AUTHORITY OF THE ADMINISTRATOR. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options in accordance with Section 422A of the Code, or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iv) to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Optioned Stock shall have declined since the date the Option was granted, subject to the consent of the Optionee; (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted; (vi) to determine the number of shares to be represented by each Option; (vii) to interpret the Plan;
(viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of each Option (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (x) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (xi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.


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              (d)    EFFECT OF BOARD'S DECISION. All decisions, determinations
and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

       5.     ELIGIBILITY.

              (a) Options may be granted only to Employees, Consultants, or Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

              (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

              (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

              (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment with, consulting relationship with, or membership on the Board of, the Company, nor shall it interfere in any way with his right or the Company's right to terminate such employment, consulting relationship, or membership on the Board at any time.

       6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 14 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

       7.     EXERCISE PRICE AND CONSIDERATION.


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              (a)    The per Share exercise price for the Shares to be issued
pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                     (i) In the case of any Incentive Stock Option granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant; in the event that the Board shall reduce the exercise price to an amount not less than the then fair market value of the Optioned Stock, the exercise price shall be no less than 100% of the fair market value as of the date of that reduction.

                     (ii) In the case of any Option other than an Incentive Stock Option, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant; in the event that the Board shall reduce the exercise price to an amount not less than the then fair market value of the Optioned Stock, the exercise price shall be no less than 85% of the fair market value as of the date of that reduction.

                     (iii) In the case of any Option granted to any person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

              (b) For purposes of the Plan, the fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the last reported bid and asked prices of the Common Stock for the last trading day prior to the date of determination, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange or reported on the NASDAQ National Market System, the fair market value per Share shall be the closing bid price on such exchange or on the NASDAQ National Market System on the last trading day prior to the date of determination, as reported in The Wall Street Journal.

              (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be as determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other Shares of Common Stock (which, if acquired from the Company, have been held for at least six months prior to such exercise) by the Optionee and having a fair market value on the date of surrender equal to the aggregate exercise


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price of the Shares as to which said Option shall be exercised, (v)
authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised (which transaction may be accomplished with the assistance of a broker, (vi) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale on loan proceeds to pay the exercise price, any combination of the foregoing methods of payment, or
(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

       8.     OPTIONS.

              (a) GRANTING OF OPTIONS. Each Option shall be evidenced by a written Stock Option Agreement, in form satisfactory to the Company, executed by the Company and the person to whom such option is granted, and no option may be exercised, in whole or in part, until such written agreement has been so executed; provided, however, that the failure by the Company, the Optionee, or both to execute such an agreement shall not invalidate the granting of an Option. The agreement shall specify whether each Option it evidences is a Nonstatutory Stock Option or an Incentive Stock Option.

       The Administrator may approve the grant of Options under this Plan to persons who are expected to become Employees of, or Consultants to, the Company, but are not Employees or Consultants at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the grantee becomes an Employee or Consultant and must satisfy all requirements of this Plan for Options granted on that date.

              (b) OPTION GRANT DATE. Except in the case of advance approvals described in (a) above, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant. No Option shall be exercisable, however, until a written stock Option agreement in form satisfactory to the Company is executed by the Company and the Optionee.

              (c) TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant


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thereof or shorter time as may be provided in the Stock Option Agreement.

              (d)    EXERCISE OF OPTION.

                     (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

       An Option may be exercisable over a period of time or may be immediately exercisable as determined by the Board and may grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the repurchase option shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company. The repurchase option shall lapse at such a rate as the Board may determine.

       Notwithstanding any other provisions of this Plan, no Option may be exercised after the expiration of the term of the Option as set forth in the Stock Option Agreement.

       An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. For purposes of the preceding sentence, full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under
Section 7(c) of the Plan, and may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. Once the Option is deemed to be exercised, the Optionee shall have rights equivalent to those of a shareholder, and shall be a shareholder when his purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 10 of the Plan.

       Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.


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                     (ii)   TERMINATION OF STATUS AS AN EMPLOYEE, CONSULTANT OR
OUTSIDE DIRECTOR. Subject to Sections 8(d)(ii) and (iii) below, if all individual ceases to serve as an Employee, Consultant, or Outside Director (as the case may be), he may, but only within (A) three (3) months (or such other period as is determined by the Administrator at the time of grant of the Option, but no less than three (3) months) in the case of all Incentive Stock Options and for Optionees who are not subject to Section 16(b) of the Exchange Act, and
(B) twelve (12) months (or such other period as is determined by the Administrator at the time of grant of the Option, but no less than three (3) months) in the case of an Optionee subject to Section 16(b) of the Exchange Act, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, the Administrator may, with the Optionee's consent, extend the period within which the Option may be exercised following termination.

                     (iii) DISABILITY. In the event of the total and permanent disability (as defined in Section 22(e)(3) of the Code) of an Optionee while the Optionee is then an Employee, Consultant, or Director (as the case may be), he may, but only within six (6) months (or such other period of time as determined by the Administrator) from the date of such disability (as determined by the Administrator) exercise his Option in full. In the event of the total and permanent disability of an Optionee who at the time thereof is not then an Employee, Consultant, or Director (as the case may be), he may, but only within six (6) months (or such other period of time as determined by the Administrator) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                     (iv) DEATH OF OPTIONEE. In the event of the death of an Optionee while the Optionee is then an Employee, Consultant, or Director (as the case may be), the Option shall be exercisable in full at any time within six (6) months (or such other period of time as determined by the Administrator, but no less than six (6) months) following the date of death, by the Optionee's estate or by the person who acquired the rights to exercise the Option by bequest or inheritance In the event of the death of the Optionee who at the time of death is not then an Employee, Consultant, or Director (as the case may be), the Option may be exercised at any time within six (6) months (or such other period of time as determined by the Administrator, but


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no less than six (6) months) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death.

              (e) STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. When an Optionee incurs tax liability in connection with the exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"), in accordance with paragraph 7(b) of the Plan.

       All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                     (i) the election must be made on or prior to the applicable Tax Date;

                     (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

                     (iii) all elections shall be subject to the consent or disapproval of the Administrator;

                     (iv) if the Optionee is an officer or Director of the Company or other person whose transactions in the Company's Common Stock are subject to Section 16(b) of the Exchange Act (collectively "Insiders"), the election may not be made within six (6) months of the date of grant of the Option; provided, however, that this limitation shall not apply in the event that death or disability of the Optionee occurs prior to the expiration of the six-month period; and

                     (v) if the Optionee is an Insider, the election must be made either six (6) months prior to the Tax Date (as determined in accordance with Section 83 of the Code) or in the 10-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings.

       In the event the election to have Shares withheld is made by an Optionee who is an Insider and the Tax Date is deferred until six


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months after exercise of the Option because no election is filed under
Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

              (f)    LIMITATION ON NUMBER OF OPTIONS IN ANY FISCAL YEAR.

                     (i) No person may be granted, in any fiscal year of the Company, options to purchase more than 150,000 shares of the common stock of the Company.

                     (ii) Notwithstanding subsection (a) to the contrary in connection with his or her initial employment, an employee may be granted options to purchase up to an additional 150,000 shares of common stock of the Company which shall not be included in the limitation set forth in subsection
(a).

                     (iii) The limitations set forth in this Section 8(f) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 10.

                     (iv) If any option is cancelled, the cancelled option will be included in the limit set forth in subsection (a). If the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

       9. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or holder only by such Optionee.

       10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of


                                      -11-
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consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       In the event of the proposed dissolution or liquidation of the Company, any outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and may give each Optionee the right to exercise his Option as to all or any part Of the Common Stock subject to such Option, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the consideration to be paid by such successor corporation in such sale of assets or merger consists entirely of cash, then such successor's obligation under the preceding sentence may be satisfied by granting to optionees the right to receive, in lieu of the shares issuable upon exercise of the Option, an amount of cash equal to the difference between the per Share exercise price of the Option and the cash consideration per share that holders of Common Stock received in such sale of assets or merger, provided that any such right to receive cash may be payable at such time or times and upon such conditions as are provided generally with respect to Options. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu Of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

       11.    AMENDMENT AND TERMINATION OF THE PLAN.

              (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 14 of the
Plan:

                     (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 10 of the Plan;

                     (ii) any change in the designation of the class of persons eligible to be granted Options; or

                     (iii) any material increase in the benefits accruing to participants under the Plan.

              (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 11(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 14(a) of the Plan.

              (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Board and the Optionee, which agreement must be in writing and signed by the Company and the Optionee.

       12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the securities laws of any state, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

       13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's


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

counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

       14.    SHAREHOLDER APPROVAL.

              (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of Options granted under the Plan under Section 422A of the Code.

              (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

              (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 14(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

                     (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                     (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred


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

to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

       15. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key Employees whose duties in connection with the Company assure their access to equivalent information.




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